Exhibit 10.1
March 31, 2010
Diodes Incorporated
Diodes Zetex Limited
15660 Dallas Parkway
Suite 850
Dallas, Texas 75248
Re: Credit Agreement (as amended, the “Credit Agreement”), as of November 25, 2009, among Diodes Incorporated, a Delaware corporation, and Diodes Zetex Limited, a United Kingdom corporation (“Borrowers”), the lenders party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent for the Lenders (“Administrative Agent”). The capitalized terms used herein shall have the same meanings as are provided therefor in the Credit Agreement unless the context hereof otherwise requires or provides.
Ladies and Gentlemen:
     Borrowers have requested that, notwithstanding the provisions of Sections 7.03 of the Credit Agreement, Diodes Incorporated be permitted to guarantee certain trade payable obligations of Diodes Shanghai Co. Ltd., a company incorporated under the laws of the People’s Republic of China (the “Guaranty”). Subject to the terms and conditions herein set forth and Borrower’s execution of this letter (this “Modification Letter”), Administrative Agent acting in such capacity and as the sole Lender on the date hereof hereby consents to the Guaranty.
     Further, in order to permit similar guarantees of subsidiary trade payables in the future, Borrowers and Administrative Agent acting in such capacity and as the sole Lender have agreed to modify Section 7.03(c) of the Credit Agreement as follows:
     “(c) Guarantees of Company or any Subsidiary in respect of Indebtedness otherwise permitted under Sections 7.03(b), (d), (e) or (g) of Company or any wholly-owned Subsidiary;”
     The consent and modification set forth herein are limited precisely as written and shall not be deemed to (i) be a waiver of or a consent to the modification of or deviation from any other term or condition of the Credit Agreement or the Loan Documents or any of the other instruments or agreements referred to therein, or (ii) prejudice any right or rights which Administrative Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement, the Loan Documents or any of the other instruments, agreements or other documents referred to therein. Further, by their execution hereof, Borrowers covenant and agree to provide written notice to Administrative Agent promptly upon
Diodes Incorporated and Diodes Zetex Limited
March 31, 2010

Diodes Incorporated being obligated to make any payments pursuant to any guarantee permitted by Section 7.03(c). This Modification Letter shall constitute a Loan Document under the Credit Agreement.
To facilitate execution, this Modification Letter may be executed in as many counterparts as may be required, and it shall not be necessary that the signature of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party or that the signature of the persons required to bind any party, appear on one or more counterparts. All counterparts shall collectively constitute a single agreement.
Once Administrative Agent receives the enclosed counterpart of this letter signed on behalf of Borrowers, the Guarantors and the Required Lenders, then the modifications set forth above shall be deemed effective retroactively as of March 1, 2010.

Very truly yours, BANK OF AMERICA, N.A., individually as the sole Lender and as Administrative Agent
By:	/s/ Charles Dale
Charles Dale
Senior Vice President

Agreed and accepted as of March 31, 2010.

BORROWERS: DIODES INCORPORATED
By:	/s/ Richard D. White
Richard D. White
Chief Financial Officer

DIODES ZETEX LIMITED
By:	/s/ Richard D. White
Richard D. White
Director

GUARANTORS: DIODES FABTECH INC.
By:	/s/ Richard D. White
Richard D. White
Director

DIODES INVESTMENT COMPANY
By:	/s/ Richard D. White
Richard D. White
Director